- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                             -----------------------


                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 1, 1996


                             ----------------------


                                   PRONET INC.
               (Exact name of issuer as specified in its charter)


    DELAWARE                         0-16029                     75-1832168
  (State or other           (Commission File Number)          (I.R.S. Employer
  jurisdiction of                                         Identification Number)
  incorporation)

 6340 LBJ FREEWAY                                                    75240
  DALLAS, TEXAS                                                   (Zip Code)
(Address of Principal
 Executive Offices)



       Registrant's telephone number, including area code: (214) 687-2000



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 1, 1996, ProNet Inc. ("ProNet") acquired a nationwide license (931.9125 MHz Radio Common Carrier ["RCC"] frequency) and associated system equipment from Motorola, Inc. ("Motorola"). The network currently includes approximately 400 base stations and sites in over 220 U.S. cities. The acquired assets were previously used by Motorola to provide wireless communication services. ProNet intends to use the assets acquired from Motorola to provide paging and other wireless communication services. The purchase price of approximately $43 million was paid in cash with $28 million of proceeds from ProNet's recent equity offering and $15 million from its bank credit facility with the First National Bank of Chicago, as Agent.

     Motorola is one of the world's leading providers of wireless communications, semiconductors, and advanced electronic systems, components, and services. Motorola's major equipment businesses include cellular telephone, two-way radio, paging and data communications, personal communications, automotive, defense and space electronics and computers. Motorola semiconductors power communication devices, computers and millions of other products. Motorola's 1995 sales were approximately $27 billion.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  PRONET INC.
                                                  (Registrant)


                                                  By: /s/  JAN E. GAULDING
                                                     -------------------------
                                                            Jan E. Gaulding
                                                       Senior Vice President and
                                                        Chief Financial Officer
                                                       (principal financial and
                                                           accounting officer)

Date:  July 12, 1996